Exhibit 15.1

16F, Tower A, Knowledge City, 77 Xueyuan Road, Xihu District,

Hangzhou 310012 P. R. China

T: (86-571) 2689-8188

F: (86-571) 2689-8199

junhehz@junhe.com

CONSENT LETTER

To	Planet Image International Limited
No. 756 Guangfu Road
Hi-tech Development Zone
Xinyu City, Jiangxi Province
People’s Republic of China

March 28, 2025

Dear Sirs or Madams:

We hereby consent to the references to our firm’s name under the headings “Item 3. Key Information” in Planet Image International Limited’s annual report on Form 20-F for the fiscal year ended 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP
JunHe LLP

Beijing Head Office	Shanghai Office	Guangzhou Office	Shenzhen Office	Hangzhou Office
Tel: (86-10) 8519-1300	Tel: (86-21) 5298-5488	Tel: (86-20) 2805-9088	Tel: (86-755) 2939-5288	Tel: (86-571) 2689-8188
Fax: (86-10) 8519-1350	Fax: (86-21) 5298-5492	Fax: (86-20) 2805-9099	Fax: (86-755) 2939-5289	Fax: (86-571) 2689-8199

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